Exhibit 8.1

Principal subsidiaries

We conduct all our operations through subsidiaries. The following table shows the principal subsidiaries of the Company and its direct and indirect ownership in each subsidiary as of December 31, 2023, 2022 and 2021.

Company	Country of Incorporation	Main activity	Percentage of ownership at December 31, (*)
			2023	2022	2021
ALGOMA TUBES INC.	Canada	Manufacturing of welded and seamless steel pipes	100%	100%	100%
BREDERO SHAW INTERNATIONAL B.V. and subsidiaries	Netherlands	Holding company and supplier of pipe coating services	100%	NA	NA
CONFAB INDUSTRIAL S.A. and subsidiaries	Brazil	Manufacturing of welded steel pipes	100%	100%	100%
DALMINE S.p.A. and subsidiaries	Italy	Manufacturing of seamless steel pipes	100%	100%	100%
EXIROS B.V. and subsidiaries (a)	Netherlands	Procurement and trading services	50%	50%	50%
HYDRIL COMPANY and subsidiaries	USA	Manufacture and marketing of premium connections	100%	100%	100%
MAVERICK TUBE CORPORATION and subsidiaries	USA	Manufacturing of welded and seamless steel pipes	100%	100%	100%
P.T. SEAMLESS PIPE INDONESIA JAYA	Indonesia	Manufacturing of seamless steel products	89%	89%	89%
S.C. SILCOTUB S.A.	Romania	Manufacturing of seamless steel pipes	100%	100%	100%
SAUDI STEEL PIPE CO. and subsidiaries (b)	Saudi Arabia	Manufacturing of welded steel pipes	48%	48%	48%
SIAT SOCIEDAD ANONIMA	Argentina	Manufacturing of welded steel pipes	100%	100%	100%
SIDERCA SOCIEDAD ANONIMA INDUSTRIAL Y COMERCIAL and subsidiaries (c)	Argentina	Manufacturing of seamless steel pipes	100%	100%	100%
TALTA - TRADING E MARKETING SOCIEDADE UNIPESSOAL LDA.	Portugal	Holding company	100%	100%	100%
TENARIS BAY CITY, INC.	USA	Manufacturing of welded and seamless steel pipes	100%	100%	100%
TENARIS CONNECTIONS BV	Netherlands	Development, management and licensing of intellectual property	100%	100%	100%
TENARIS FINANCIAL SERVICES S.A.	Uruguay	Financial company	100%	100%	100%
TENARIS GLOBAL SERVICES (CANADA) INC.	Canada	Marketing of steel products	100%	100%	100%
TENARIS GLOBAL SERVICES (U.S.A.) CORPORATION	USA	Marketing of steel products	100%	100%	100%
TENARIS GLOBAL SERVICES (UK) LTD	United Kingdom	Holding company and marketing of steel products	100%	100%	100%
TENARIS GLOBAL SERVICES S.A. and subsidiaries	Uruguay	Holding company, marketing and distribution of steel products	100%	100%	100%
TENARIS INVESTMENTS (NL) B.V. and subsidiaries	Netherlands	Holding company	100%	100%	100%
TENARIS GLOBAL SERVICES and INVESTMENTS S.àr.l. and subsidiaries	Luxembourg	Holding company	100%	100%	100%
TENARIS QINGDAO STEEL PIPES LTD.	China	Processing of premium joints, couplings and automotive components	100%	100%	100%
TENARIS TUBOCARIBE LTDA.	Colombia	Manufacturing of welded and seamless steel pipes	100%	100%	100%
TUBOS DE ACERO DE MEXICO, S.A. and subsidiaries	Mexico	Manufacturing of seamless steel pipes	100%	100%	100%

(*) All percentages rounded.

Tenaris holds 40% of Tubular Technical Services Ltd. and Pipe Coaters Nigeria Ltd., 49% of Tubulars Finishing Nigeria Limited, 49% of Amaja Tubular Services Limited, 60% of Tenaris Baogang Baotou Steel Pipes Ltd. Until 2022 held 98.4% of Tenaris Supply Chain S.A. and, until 2021 held 49% of Tubular Services Angola Lda. after which years it started holding 100% of each of both companies.

(a) Tenaris holds 50% of the voting rights. The Company recognizes the assets, liabilities, revenue and expenses in relation to its interest in the joint operation.

(b) Saudi Steel Pipe Co. is a public company listed in the Saudi Arabian Stock Exchange (Tadāwul), Tenaris holds 47.79% and has the right to nominate the majority of the votes of the board of directors, therefore Tenaris has control over SSPC. Since May, 2023, Saudi Steel Pipe Co. holds 57.3% of Global Pipe Company, therefore Tenaris has control over GPC.

(c) Until its liquidation in April 2023 Siderca held 51% of NKKTubes.